                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration
Statements:

..    Form S-8 No. 33-51991 pertaining to the 1994 and 1995 Stock Grants to Union
     Employees,

..    Form S-8 No. 33-51081 pertaining to the 1993 National Steel Corporation
     Long Term Incentive Plan,

..    Form S-8 No. 33-51083 pertaining to the 1993 National Steel Corporation
     Non-Employee Director's Stock Option Plan, and

..    Form S-8 No. 33-61087 pertaining to the National Steel Retirement Savings
     Plan and National Steel Represented Employee Retirement Savings Plan;

of our report dated January 30, 2002, except for Notes 1 and 5, as to which the date is March 11, 2002, with respect to the consolidated financial statements of National Steel Corporation and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

Indianapolis, Indiana
March 27, 2002